E. W. BLANCH CO.
                                              Reinsurance Services




             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                            issued to

                      Meridian Mutual Group
                      Indianapolis, Indiana
     (hereinafter referred to collectively as the "Company")

                               by

           The Subscribing Reinsurer(s) Executing the
             Interests and Liabilities Agreement(s)
                         Attached Hereto
          (hereinafter referred to as the "Reinsurer")



Preamble

The "Meridian Mutual Group" for purposes of this Contract shall consist of Meridian Mutual Insurance Company, Meridian Security Insurance Company and Vernon Fire and Casualty Insurance Company, all of Indianapolis, Indiana. It is understood that Meridian Mutual Insurance Company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.


Article I - Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called "policies") in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Fire, Allied Lines, Homeowners (property perils only), Mobile Homeowners (property perils only), Farmowners (property perils only), Commercial Multiple Peril (property perils only), Businessowners (property perils only), Earthquake, Inland Marine and Automobile Physical Damage (comprehensive coverage only) business, subject to the terms, conditions and limitations hereinafter set forth.


Article II - Term

A. This Contract shall become effective on January 1, 1996, with respect to losses arising out of loss occurrences commencing on or after that date, and shall remain in force until December 31, 1996, both days inclusive.

B. If this Contract expires while a loss occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire loss occurrence had occurred prior to the expiration of this Contract, provided that no part of such loss occurrence is claimed against any renewal or replacement of this Contract.


Article III - Territory

The liability of the Reinsurer shall be limited to losses under policies covering property located within the territorial limits of the United States of America, its territories or possessions, Puerto Rico, the District of Columbia and Canada; but this limitation shall not apply to moveable property if the Company's policies provide coverage when said moveable property is outside the aforesaid territorial limits.


Article IV - Exclusions

This Contract shall not apply to:

      1.   Reinsurance accepted by the Company other than:

          a. Facultative reinsurance on a share basis of risks accepted individually and not forming part of any agreement, or

          b. Local agency reinsurance on a share basis accepted in the normal course of business.

      2. Nuclear incident per the following clauses attached hereto:

          a.   "Nuclear Incident Exclusion Clause - Physical
          Damage Reinsurance - U.S.A." (NMA 1119);

          b.   "Nuclear Incident Exclusion Clause - Physical
          Damage Reinsurance - Canada" (NMA 1980);

          c.   "Nuclear Energy Risks Exclusion Clause
          (Reinsurance) (1994) (Worldwide Excluding U.S.A. &
          Canada)" (NMA 1975(a)).

      3. Pool, association, or syndicate business as excluded by the provisions of the "Pools, Associations and Syndicates Exclusion Clause" attached to and forming part of this Contract.

      4. Any liability of the Company arising from its participation or membership in any insolvency fund.

      5.   Credit, financial guarantee and insolvency business.

      6.   War risks as excluded in any standard policy.

      7. Policies written to apply in excess of underlying insurance or policies written with a deductible or franchise of more than $10,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with earthquake or windstorm.

      8.   Insurance on growing crops.

      9. Insurance against flood, surface water, waves, tidal water or tidal wave, overflow of streams or other bodies of water or spray from any of the foregoing, all whether driven by wind or not, when written as such; however, this exclusion shall not apply as respects the foregoing perils included in Commercial Multiple Peril, Homeowners Multiple Peril, Farmowners Multiple Peril, Inland Marine, Businessowners, Mobile Homeowners, and Automobile Physical Damage policies, and in endorsements to Fire and Extended Coverage policies.

      10. Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property.

      11. Difference in conditions insurance and similar kinds of insurance, howsoever styled.

      12. Risks which have a total insurable value of more than $250,000,000.

      13. Any collection of fine arts with an insurable value of $5,000,000 or more.

      14.  Inland Marine business with respect to the following:

          a.   All bridges and tunnels;

          b. Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels;

          c. Commercial negative film insurance and cast insurance;

          d.   Drilling rigs, except water well drilling rigs;

          e.   Furriers' customers policies;

          f.   Garment contractors policies;

          g. Insurance on livestock under so-called "mortality policies," when written as such;

          h. Jewelers' block policies and furriers' block policies;

          i.   Mining equipment while underground;

          j.   Radio and television broadcasting towers;

          k. Registered mail insurance when the limit of any one addressee on any one day is more than $50,000;

          l. Watercraft other than watercraft insured under personal property floaters, yacht and/or outboard policies, homeowners, farmowners, or recreational vehicle policies.

      15. Automobile physical damage business with respect to the following:

          a.   Insurance against collision;

          b.   Insurance against theft or larceny;

          c.   Manufacturers' stocks at factories or warehouses.

      16.  Seepage and/or pollution and/or contamination.

      17. Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 150 meters (or 500 feet) of the insured premises.

           It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion provided that these are not part of a transmitters' or distributors' policy.

      18.  Extra Contractual Obligations and Loss in Excess of
      Policy Limits.


Article V - Retention and Limit

A. No claim shall be made hereunder until the Company's subject ultimate net loss arising out of loss occurrences commencing during the term of this Contract exceeds 2.5% of net earned premium for the term of this Contract, subject to a minimum retention of $4,975,000. The Reinsurer shall then be liable for 95.0% of the amount by which the Company's subject ultimate net loss for the contract year exceeds the Company's retention, but the liability of the Reinsurer shall not exceed 95.0% of $8,000,000 in all during the term of this Contract.

B. "Subject ultimate net loss" as used herein shall mean:

      1. The Company's ultimate net loss in excess of $175,000 arising out of any one loss occurrence, not to exceed
      $6,000,000 in any one loss occurrence; plus,

      2. The Company's 5.0% co-participation under their per occurrence catastrophe coverage of $12,000,000 excess of $6,000,000 per loss occurrence.

   No loss occurrence shall be included in subject ultimate net loss unless said loss occurrence involves at least two risks.

C. The Company shall maintain in force excess per risk reinsurance, recoveries under which shall inure to the benefit of this Contract.


Article VI - Definition of Ultimate Net Loss

"Ultimate net loss" as used herein is defined as the sum or sums (including interest on judgments, litigation expenses and all other loss adjustment expenses, except office expenses and salaries of the Company's regular employees) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained.


Article VII - Loss Occurrence (NMA 2244/BRMA 27A)

A. The term "loss occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "loss occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "loss occurrence" shall be further defined as follows:

      1. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

      2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

      3. As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in paragraph A of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "loss occurrence."

      4. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage
      (caused by bursting frozen pipes and tanks) may be included in the Company's "loss occurrence."

B. Except for those "loss occurrences" referred to in subparagraphs 1 and 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss, and provided that only one such period of 168 consecutive hours shall apply with respect to one event.

C. However, as respects those "loss occurrences" referred to in subparagraphs 1 and 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "loss occurrences," provided that no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "loss occurrence" claimed under the 168 hours provision.


Article VIII - Loss Notices and Settlements

A. Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B. All loss settlements made by the Company, provided they are within the terms of the original policies (or within the terms of extra contractual obligations coverage, if any, provided under this Contract) and within the terms of this Contract, shall be binding upon the Reinsurer. The Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid) by the Company. The Company shall be the sole judge of what is covered by an original policy.

C. If the aggregate subject excess ultimate net paid losses occurring during the term of this Contract exceed the provisional retention, the reinsurer shall make preliminary payment of the Reinsurer's portion of such subject ultimate net losses. The provisional retention shall be calculated based upon 2.5% of the estimated net earned premium for the term of this Contract, as estimated at the inception hereof. Any such preliminary payment shall be adjusted to actual as soon as the Company's net earned premium is known.


Article IX - Salvage and Subrogation

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.


Article X - Premium

A. As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer .86% of its net earned premium for the term of this Contract, subject to a minimum premium of $1,480,000.

B. The Company shall pay the Reinsurer a deposit premium of $1,850,000 in four equal installments of $462,500 on January
   1, April 1, July 1 and October 1, 1996.

C. Within 60 days after the expiration of this Contract, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

D. "Net earned premium" as used herein is defined as gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract. For purposes of calculating net earned premium, 90% of the total basic policy premium as respects Homeowners, Mobilehomeowners and Farmowners business, 70% of the total basic policy premium as respects Businessowners and Commercial Multiple Peril, and 100% of the Comprehensive portion of the premium for Automobile Physical Damage business shall be considered subject premium.


Article XI - Profit Sharing

A. If this reinsurance Contract is renewed for calendar years 1997 and 1998, and the premiums paid for this Contract, and such 1997 and 1998 Contracts exceed the losses incurred under said contracts, then the Company will be entitled to a "Return Premium." The "Return Premium" shall be equal to the greater of zero or 25% of the "Profit Balance" under said contracts in the aggregate. The "Profit Balance" shall be equal to 80% of the total premiums, including reinstatement premiums paid (if any) during the terms of said contracts, less losses incurred under said contracts

B. At the date that such a "Return Premium" is mutually determined by the Company and the Reinsurer and the payment is made by the Reinsurer to the Company, such contracts shall be considered commuted, and such payment, once effected, shall be regarded as a full and final release of the Reinsurer from all liability under such contracts.

C. Should the Reinsurer decline to offer a renewal of this reinsurance for 1997 and/or 1998 at similar terms to this Contract, in relation to the exposure presented, then the "Return Premium" shall be calculated based on the period during which this Contract and whichever (if any) other contracts as are described in paragraph A were in effect, subject to the above mentioned conditions.


Article XII - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.


Article XIII - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.


Article XIV - Net Retained Lines (BRMA 32B)

A. This Contract applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.


Article XV - Errors and Omissions (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


Article XVI - Currency (BRMA 12A)

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United
States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


Article XVII - Taxes (BRMA 50C)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.


Article XVIII - Federal Excise Tax (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise
Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.


Article XIX - Unauthorized Reinsurers

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded United States outstanding loss and loss adjustment expense reserves by:

      1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

      2.   Escrow accounts for the benefit of the Company;
      and/or

      3.   Cash advances;

   if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B. If the Reinsurer is unauthorized in any province or
   jurisdiction of Canada, the Reinsurer agrees to fund 115% of its share of the Company's ceded Canadian outstanding loss and loss adjustment expense reserves by:

      1. A clean, irrevocable and unconditional letter of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a Canadian bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities, for no more than 15/115ths of the total funding required; and/or

      2. Cash advances for the remaining balance of the funding required;

   if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved.

C. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

      1. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expenses paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

      2. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

      3. To fund a cash account in an amount equal to the Reinsurer's share of any ceded outstanding loss and loss adjustment expense reserves funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

      4. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded outstanding loss and loss adjustment expense reserves, if so requested by the Reinsurer.

   In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for C(1) or C(3), or in the case of C(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.


Article XX - Insolvency

A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.


Article XXI - Arbitration (BRMA 6J)

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E. Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.


Article XXII - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United
States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.


Article XXIII - Intermediary (BRMA 23A)

E. W. Blanch Co. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through E. W. Blanch Co., Reinsurance Services, 3500 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Indianapolis, Indiana,this _______ day of ___________________________199___.

                __________________________________________________
                ___
                Meridian Mutual Group
                        Table of Contents

Article                                                      Page

          Preamble                                             1
     I    Classes of Business Reinsured                        1
    II    Term                                                 2
   III    Territory                                            2
    IV    Exclusions                                           2
     V    Retention and Limit                                  5
    VI    Definition of Ultimate Net Loss                      5
   VII    Loss Occurrence (NMA 2244/BRMA 27A)                  5
  VIII    Loss Notices and Settlements                         7
    IX    Salvage and Subrogation                              7
     X    Premium                                              7
    XI    Profit Sharing                                       8
   XII    Offset (BRMA 36C)                                    8
  XIII    Access to Records (BRMA 1D)                          9
   XIV    Net Retained Lines (BRMA 32B)                        9
    XV    Errors and Omissions (BRMA 14F)                      9
   XVI    Currency (BRMA 12A)                                  9
  XVII    Taxes (BRMA 50C)                                     9
 XVIII    Federal Excise Tax (BRMA 17A)                       10
   XIX    Unauthorized Reinsurers                             10
    XX    Insolvency                                          11
   XXI    Arbitration (BRMA 6J)                               12
  XXII    Service of Suit (BRMA 49C)                          13
 XXIII    Intermediary (BRMA 23A)                             14
Interests and Liabilities Agreement

                               of

                   Dorinco Reinsurance Company
                        Midland, Michigan
    (hereinafter referred to as the "Subscribing Reinsurer")

                       with respect to the

             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                 issued to and duly executed by

                      Meridian Mutual Group
                      Indianapolis, Indiana



The Subscribing Reinsurer hereby accepts a 23.0% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on January 1, 1996, and shall continue in force until December 31, 1996, both days inclusive.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.


In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Midland, Michigan,this _______ day of _____________________________199___.

                __________________________________________________
                ___
                Dorinco Reinsurance Company
               Interests and Liabilities Agreement

                               of

          The Nissan Fire & Marine Insurance Co., Ltd.
                          Tokyo, Japan
    (hereinafter referred to as the "Subscribing Reinsurer")

                       with respect to the

             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                 issued to and duly executed by

                      Meridian Mutual Group
                      Indianapolis, Indiana



The Subscribing Reinsurer hereby accepts a 2.5% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on January 1, 1996, and shall continue in force until December 31, 1996, both days inclusive.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.


In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Tokyo, Japan,this _______ day of __________________________________ 199___.

                __________________________________________________
                ___
                The Nissan Fire & Marine Insurance Co., Ltd.
               Interests and Liabilities Agreement

                               of

                  Renaissance Reinsurance Ltd.
                        Hamilton, Bermuda
    (hereinafter referred to as the "Subscribing Reinsurer")

                       with respect to the

             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                 issued to and duly executed by

                      Meridian Mutual Group
                      Indianapolis, Indiana



The Subscribing Reinsurer hereby accepts a 67.5% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on January 1, 1996, and shall continue in force until December 31, 1996, both days inclusive.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.


In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamilton, Bermuda,this _______ day of _____________________________199___.

                __________________________________________________
                ___
                Renaissance Reinsurance Ltd.
               Interests and Liabilities Agreement

                               of

                    Albingia Versicherung AG
                        Hamburg, Germany
    (hereinafter referred to as the "Subscribing Reinsurer")

                       with respect to the

             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                 issued to and duly executed by

                      Meridian Mutual Group
                      Indianapolis, Indiana



The Subscribing Reinsurer hereby accepts a 3.0% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on January 1, 1996, and shall continue in force until December 31, 1996, both days inclusive.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.


In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Hamburg, Germany,this _______ day of ______________________________199___.

                __________________________________________________
                ____
                Albingia Versicherung AG
               Interests and Liabilities Agreement

                               of

              Cie Transcontinentale de Reassurance
                          Paris, France
    (hereinafter referred to as the "Subscribing Reinsurer")

                       with respect to the

             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                 issued to and duly executed by

                      Meridian Mutual Group
                      Indianapolis, Indiana



The Subscribing Reinsurer hereby accepts a 4.0% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on January 1, 1996, and shall continue in force until December 31, 1996, both days inclusive.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.


In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Paris, France,this _______ day of _________________________________ 199___.

                __________________________________________________
                ___
                Cie Transcontinentale de Reassurance

             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                            issued to

                      Meridian Mutual Group
                      Indianapolis, Indiana





























                        E. W. Blanch Co.

                      Reinsurance Services

                      3500 West 80th Street

                  Minneapolis, Minnesota  55431

             Underlying Aggregate Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1996

                            issued to

                      Meridian Mutual Group
                      Indianapolis, Indiana










               Reinsurers                          Participations

Dorinco Reinsurance Company                               23.0%
The Nissan Fire & Marine Insurance Co., Ltd.               2.5
Renaissance Reinsurance, Ltd.                             67.5

Through Swire Blanch (Copenhagen Office)
Albingia Versicherung AG                                   3.0
Cie Transcontinentale de Reassurance                       4.0

Total                                                    100.0%









                        E. W. Blanch Co.

                      Reinsurance Services

                      3500 West 80th Street

                  Minneapolis, Minnesota  55431